Exhibit 99.1

Media Contact	Investor Contact
Lee Underwood	Bob May
Media Relations	Investor Relations
(706) 644-0528	(706) 649-3555

Synovus Announces Earnings for Third Quarter 2015, $300 Million Stock Repurchase Program, and 20% Increase in Quarterly Common Stock Dividend

COLUMBUS, Ga., October 20, 2015 – Synovus Financial Corp. (NYSE: SNV) today reported financial results for the quarter ended September 30, 2015.

Third Quarter Highlights

●	Net income available to common shareholders for the third quarter of 2015 was $55.4 million or $0.42 per diluted share as compared to $53.2 million or $0.40 per diluted share for the previous quarter and $44.2 million or $0.32 per diluted share for the third quarter 2014.

¡	Diluted EPS increased 32.2% as compared to the third quarter 2014; adjusted diluted EPS increased 14.6% as compared to the third quarter 2014.

●	Total loans grew $369.4 million or 6.8% annualized from the previous quarter and $1.28 billion or 6.2% as compared to the third quarter 2014.

●	Average core deposits grew $592.2 million or 11.2% annualized from the previous quarter and $2.06 billion or 10.6% as compared to the third quarter 2014.

●	Adjusted pre-tax, pre-credit costs income was $104.7 million for the third quarter 2015, an increase of $1.1 million or 1.1% from $103.6 million for the previous quarter and an increase of $1.2 million or 1.2% as compared to the third quarter 2014.

●	Credit quality continued to improve as the NPL ratio declined to 0.72% at September 30, 2015 from 0.81% at June 30, 2015 and the annualized net charge-off ratio for the third quarter declined to 0.12% and 0.15% year-to-date compared to 0.24% for the third quarter 2014 and 0.41% for year-to-date 2014.

●	The Company completed the $250 million common stock repurchase program announced in the fourth quarter 2014, which resulted in repurchases totaling 9.1 million shares and reduced total share count by 6.5%.

●	The Board of Directors authorized a new share repurchase program of up to $300 million of the Company’s common stock to be executed over the next 15 months.

●	Additionally, the Board of Directors approved a 20% increase in the Company’s quarterly common stock dividend from $0.10 to $0.12 per share, effective with the quarterly dividend payable in January 2016.

“We are pleased to announce a $300 million share repurchase program to be executed over the next 15 months and a 20% increase in our quarterly common stock dividend. Our ability to take this action is a direct result of our sustained growth, significantly improved risk profile, and strong capital position,” said Kessel D. Stelling, Synovus Chairman and CEO. “Our performance in the third quarter demonstrated our team’s continued progress in growing loans, especially in high-growth markets; in growing core deposits across our footprint; and in improving the quality of our balance sheet. Moving ahead, we are actively engaged in initiatives that generate growth, specifically in areas that further diversify our balance sheet and improve our fee income contribution. We continue to add revenue-generating talent at an aggressive pace while also managing expenses to support our investments in growth. Above all, our team remains committed to serving customers and winning new relationships.”

Balance Sheet

●	Total loans ended the quarter at $21.86 billion, up $369.4 million or 6.8% annualized, from the previous quarter and up $1.28 billion or 6.2% as compared to the third quarter 2014.
¡	Commercial real estate loans grew by $134.9 million from the previous quarter, or 7.6% annualized.
¡	Commercial and industrial loans grew by $122.4 million from the previous quarter, or 4.7% annualized.
¡	Retail loans grew by $111.3 million from the previous quarter, or 10.9% annualized.
●	Total average deposits for the quarter were $22.86 billion, and grew by $393.4 million or 6.9% annualized from the previous quarter and $1.92 billion or 9.2% as compared to the third quarter 2014.
●	Average core deposits for the quarter were $21.50 billion, and grew by $592.2 million or 11.2% annualized from the previous quarter and $2.06 billion or 10.6% as compared to the third quarter 2014.
●	Average core deposits, excluding state, county, and municipal deposits, grew by $745.2 million or 15.9% annualized from the previous quarter and $1.98 billion or 11.4% as compared to the third quarter 2014.

Core Performance

Adjusted pre-tax, pre-credit costs income was $104.7 million for the third quarter 2015, an increase of $1.1 million or 1.1% from $103.6 million for the previous quarter and an increase of $1.2 million or 1.2% as compared to the third quarter 2014.

●	Net interest income was $207.8 million for the third quarter 2015, up $4.1 million from $203.6 million in the previous quarter and up $1.5 million or 0.7% as compared to the third quarter 2014.
●	Net interest margin declined one basis point to 3.14% compared to 3.15% in the previous quarter. Yield on earning assets was 3.60%, one basis point lower than the previous quarter, and the effective cost of funds was unchanged from the previous quarter at 0.46%.
¡	The yield on loans decreased 4 basis points to 4.10%.
¡	Average balances at the Fed decreased $215.2 million or 14.4%.
●	Adjusted non-interest income was $67.1 million, up $211 thousand or 0.3% compared to $66.8 million for the previous quarter and up $3.1 million or 4.8% as compared to the third quarter 2014.

¡	Core banking fees[1] were $33.9 million, up $1.5 million or 4.7% from the previous quarter, primarily driven by higher service charges on deposit accounts and other service charges.
¡	Financial Management Services revenues, consisting primarily of fiduciary and asset management fees and brokerage revenue, were $19.8 million, up 0.2% from the previous quarter.
¡	Mortgage banking income decreased $1.5 million or 20.6% from the previous quarter, due to a decrease in production volume of 18.4%.
¡	Gains from the sale of SBA loans of $1.1 million were down $300 thousand from the previous quarter and up $922 thousand year-to-date as compared to 2014.
●	Total non-interest expense for the third quarter 2015 was $177.9 million, flat to the previous quarter and down $15.8 million or 8.2% as compared to the third quarter 2014.
●	Adjusted non-interest expense for the third quarter 2015 was $170.1 million, up $3.3 million or 2.0% from the previous quarter and up $3.4 million or 2.0% as compared to the third quarter 2014.
¡	Employment expense of $94.3 million decreased $224 thousand from the previous quarter.
¡	Advertising expense of $5.5 million increased $2.6 million from the previous quarter.
¡	Professional fees of $6.4 million decreased $46 thousand from the previous quarter.
¡	Compared to the third quarter 2014, professional fees were up $3.8 million; the third quarter 2014 included a benefit from a $3.6 million net insurance recovery for incurred legal fees related to litigation.

Credit Quality

Broad-based improvement in credit quality continued.

●	Total credit costs were $10.3 million in the third quarter 2015 compared to $12.8 million in the previous quarter.
●	Non-performing loans, excluding loans held for sale, were $157.6 million at September 30, 2015, down $16.0 million or 9.2% from the previous quarter, and down $84.7 million or 35.0% from September 30, 2014. The non-performing loan ratio was 0.72% at September 30, 2015, compared to 0.81% at the end of the previous quarter and 1.18% at September 30, 2014.
●	Total non-performing assets were $222.0 million at September 30, 2015, down $18.1 million or 7.5% from the previous quarter, and down $102.4 million or 31.6% from September 30, 2014. The non-performing asset ratio was 1.01% at September 30, 2015, compared to 1.11% at the end of the previous quarter and 1.57% at September 30, 2014.
●	Total delinquencies (consisting of loans 30 or more days past due and still accruing) remain low at 0.18% of total loans at September 30, 2015 compared to 0.24% at June 30, 2015 and 0.35% at September 30, 2014. Total loans past due 90 days or more and still accruing were 0.01% of total loans at September 30, 2015, down from June 30, 2015 and September 30, 2014 at 0.02%.
●	Net charge-offs were $6.8 million in the third quarter 2015, down $1.5 million or 27.4% from $5.3 million in the previous quarter. The annualized net charge-off ratio was 0.12% in the third quarter compared to 0.10% in the previous quarter.

[1]	Include service charges on deposit accounts, bankcard fees, letter of credit fees, ATM fee income, line of credit non-usage fees, and miscellaneous other service charges.

Capital Ratios

Capital ratios remained strong and include the impact of common stock repurchases completed through September 30, 2015.

●	Common Equity Tier 1 ratio was 10.62% at September 30, 2015 compared to 10.73% at June 30, 2015.
●	Tier 1 Capital ratio was 10.62% at September 30, 2015 compared to 10.73% at June 30, 2015.
●	Total Risk Based Capital ratio was 12.04% at September 30, 2015 compared to 12.18% at June 30, 2015.
●	Tier 1 Leverage ratio was 9.44% at September 30, 2015 compared to 9.48% at June 30, 2015.
●	Tangible Common Equity ratio was 10.18% at September 30, 2015 compared to 10.13% at June 30, 2015.

Capital Management

●	During the third quarter, the Company completed the $250 million common stock repurchase program announced in the fourth quarter 2014, which resulted in 9.1 million total shares repurchased and reduced total share count by 6.5%.
●	Additionally, during the third quarter, the Board of Directors authorized a new share repurchase program of up to $300 million of the Company’s common stock to be executed over the next 15 months.
●	The Board of Directors also approved a 20% increase in the Company’s quarterly common stock dividend from $0.10 to $0.12 per share, effective with the quarterly dividend payable in January 2016.

Third Quarter Earnings Conference Call

Synovus will host an earnings highlights conference call at 8:30 a.m. EDT on October 20, 2015. The earnings call will be accompanied by a slide presentation. Shareholders and other interested parties may listen to this conference call via simultaneous Internet broadcast. For a link to the webcast, go to www.synovus.com/webcasts. The replay will be archived for 12 months and will be available 30-45 minutes after the call.

About Synovus

Synovus Financial Corp. is a financial services company based in Columbus, Georgia, with approximately $28 billion in assets. Synovus provides commercial and retail banking, investment, and mortgage services to customers through 28 locally-branded divisions, 258 branches, and 336 ATMs in Georgia, Alabama, South Carolina, Florida, and Tennessee. Synovus Bank, a wholly owned subsidiary of Synovus, was recognized as one of America’s Most Reputable Banks by American Banker and the Reputation Institute in 2015. Synovus is on the web at synovus.com, on Twitter @synovus, and on LinkedIn at http://linkedin.com/company/synovus.

Forward-Looking Statements

This press release and certain of our other filings with the Securities and Exchange Commission contain statements that constitute “forward-looking statements” within the meaning of, and subject to the protections of, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact are forward-looking statements. You can identify these forward-looking statements through Synovus’ use of words such as “believes,” “anticipates,” “expects,” “may,” “will,” “assumes,” “should,” “predicts,” “could,” “would,” “intends,” “targets,” “estimates,” “projects,” “plans,” “potential” and other similar words and expressions of the future or otherwise regarding the outlook for Synovus’ future business and financial performance and/or the performance of the banking industry and economy in general. These forward-looking statements include, among others, our expectations on credit trends and key credit metrics; expectations regarding deposits, loan growth and the net interest margin; expectations on our growth strategy, expense initiatives, talent acquisition, and future profitability; expectations regarding our capital management, including our announced share repurchase program; and the assumptions underlying our expectations. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve known and unknown risks and uncertainties which may cause the actual results, performance or achievements of Synovus to be materially different from the future results, performance or achievements expressed or implied by such forward-looking statements. Forward-looking statements are based on the information known to, and current beliefs and expectations of, Synovus’ management and are subject to significant risks and uncertainties. Actual results may differ materially from those contemplated by such forward-looking statements. A number of factors could cause actual results to differ materially from those contemplated by the forward-looking statements in this press release. Many of these factors are beyond Synovus’ ability to control or predict.

These forward-looking statements are based upon information presently known to Synovus’ management and are inherently subjective, uncertain and subject to change due to any number of risks and uncertainties, including, without limitation, the risks and other factors set forth in Synovus’ filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2014 under the captions “Cautionary Notice Regarding Forward-Looking Statements” and “Risk Factors” and in Synovus’ quarterly reports on Form 10-Q and current reports on Form 8-K. We believe these forward-looking statements are reasonable; however, undue reliance should not be placed on any forward-looking statements, which are based on current expectations and speak only as of the date that they are made. We do not assume any obligation to update any forward-looking statements as a result of new information, future developments or otherwise, except as otherwise may be required by law.

Use of Non-GAAP Financial Measures

The measures entitled average core deposits; average core deposits excluding average state, county, and municipal deposits; tangible common equity to tangible assets ratio; adjusted net income per diluted common share; adjusted pre-tax, pre-credit costs income; adjusted non-interest income; and adjusted non-interest expense are not measures recognized under U.S. generally accepted accounting principles (GAAP) and therefore are considered non-GAAP financial measures. The most comparable GAAP measures are total average deposits; total shareholders’ equity to total assets ratio; net income per diluted common share; income before income taxes; total non-interest income; and total non-interest expense, respectively.

Synovus believes that these non-GAAP financial measures provide meaningful additional information about Synovus to assist management and investors in evaluating Synovus’ capital strength and the performance of its core business. These non-GAAP financial measures should not be considered as substitutes for total average deposits; total shareholders’ equity to total assets ratio; net income per diluted common share; income before income taxes; total non-interest income; and total non-interest expense determined in accordance with GAAP and may not be comparable to other similarly titled measures at other companies.

The computations of average core deposits; average core deposits excluding average state, county, and municipal deposits; tangible common equity to tangible assets ratio; adjusted net income per diluted common share; adjusted pre-tax, pre-credit costs income; adjusted non-interest income; and adjusted non-interest expense; and the reconciliation of these measures to total average deposits; total shareholders’ equity to total assets ratio; net income per diluted common share; income before income taxes; total non-interest income; and total non-interest expense are set forth in the tables below.

Reconciliation of Non-GAAP Financial Measures
(dollars in thousands)	3Q15	2Q15	1Q15	4Q14	3Q14

Average core deposits
Average core deposits excluding state, county, and municipal deposits

Average total deposits	$22,860,019	22,466,102	21,615,049	21,336,007	20,938,587

Subtract: Average brokered deposits	(1,357,163)	(1,555,931)	(1,594,822)	(1,602,354)	(1,494,620)

Average core deposits	21,502,856	20,910,171	20,020,227	19,733,653	19,443,967

Subtract: Average state, county, and municipal deposits	(2,124,812)	(2,277,783)	(2,224,193)	(2,184,757)	(2,045,817)

Average core deposits excluding state, county, and municipal deposits	$19,378,044	18,632,388	17,796,034	17,548,896	17,398,150

Tangible common equity to tangible assets ratio

Total assets	$28,167,827	28,205,870	27,633,784	27,051,231	26,519,110

Subtract: Goodwill	(24,431)	(24,431)	(24,431)	(24,431)	(24,431)

Subtract: Other intangible assets, net	(667)	(863)	(1,061)	(1,265)	(1,471)

Tangible assets	28,142,729	28,180,576	27,608,292	27,025,535	26,493,208

Total shareholders’ equity	3,017,116	3,006,157	3,030,635	3,041,270	3,076,545

Subtract: Goodwill	(24,431)	(24,431)	(24,431)	(24,431)	(24,431)

Subtract: Other intangible assets, net	(667)	(863)	(1,061)	(1,265)	(1,471)

Subtract: Series C Preferred Stock, no par value	(125,980)	(125,980)	(125,980)	(125,980)	(125,980)

Tangible common equity	$2,866,038	2,854,883	2,879,163	2,889,594	2,924,663

Total shareholders’ equity to total assets ratio	10.71%	10.66	10.97	11.24	11.60

Tangible common equity to tangible assets ratio	10.18%	10.13	10.43	10.69	11.04
Adjusted net income per common share, diluted

Net income available to common shareholders	$55,369				44,229

Add: Litigation settlement expenses (after-tax)	-				7,545

Deduct: Recovery of previously incurred legal costs related to certain legal matters, net of legal costs incurred in 3Q14 related to those same legal matters (after-tax)(1)	-				(2,211)

Add: Restructuring charges (after-tax)	42				494

Add: Visa indemnification charges (after-tax)	222				1,209

Adjusted net income available to common shareholders	$55,633				51,266

Weighted average common shares outstanding—diluted	132,297				139,726

Adjusted net income per common share, diluted	$0.42				0.37

Reconciliation of Non-GAAP Financial Measures, continued
(dollars in thousands)	3Q15	2Q15	1Q15	4Q14	3Q14

Adjusted Pre-tax, Pre-credit Costs Income

Income before income taxes	$93,986	88,034	85,812	78,928	72,656

Add: Provision for losses on loans	2,956	6,636	4,397	8,193	3,843

Add: Other credit costs(2)	7,344	6,175	11,273	8,213	11,858

Add: Restructuring charges	69	5	(107)	3,484	809

Add: Litigation contingency/settlement expenses	-	4,400	-	463	12,349

Subtract: Investment securities gains, net	-	(1,985)	(725)	-	-

Add: Visa indemnification charges	363	354	375	310	1,979

Pre-tax, pre-credit costs income	$104,718	103,619	101,025	99,591	103,494

Adjusted Non-interest Income

Total non-interest income	$67,059	68,832	65,854	64,549	63,985

Subtract: Investment securities gains, net	-	(1,985)	(725)	-	-

Adjusted non-interest income	$67,059	66,847	65,129	64,549	63,985

Adjusted Non-interest Expense

Total non-interest expense	$177,907	177,806	178,908	184,883	193,749

Subtract: Other credit costs(2)	(7,344)	(6,175)	(11,273)	(8,213)	(11,858)

Subtract: Restructuring charges	(69)	(5)	107	(3,484)	(809)

Subtract: Visa indemnification charges	(363)	(354)	(375)	(310)	(1,979)

Subtract: Litigation contingency/settlement expenses	-	(4,400)	-	(463)	(12,349)

Adjusted non-interest expense	$170,131	166,872	167,367	172,413	166,754

(1)	Recovery of previously incurred legal costs represents a reimbursement from an insurance carrier for attorney fees incurred in previous periods in connection with certain litigation. This amount, net of attorney fees incurred in 3Q14 relating to the same legal matters, is recorded as a component of professional fees in the consolidated income statement. These items are also a component of adjusted pre-tax, pre-credit costs income.
(2)	Other credit costs consist primarily of foreclosed real estate expense, net.